Exhibit 15(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No.333-218330) and Form S-8 (Nos. 333-216908, 333-216898, 333-212122, 333-211574, 333-210546, 333-210545, 333-202869, 333-202866, 333-194196, 333-187096, 333-179982, 333-173974, 333-157795,  333-141674,  333-223848 and 333-218330) of Nokia Corporation of our report dated March 21, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Oy

PricewaterhouseCoopers Oy
Helsinki, Finland
March 21, 2019